UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2024
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Joby Aviation, Inc.
(Exact name of registrant as specified in its charter)
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Delaware			001-39524	98-1548118
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 Encinal Street

Santa Cruz	,	California		95060
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (831) 201-6700
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On October 24, 2024, Joby Aviation, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Allen & Company LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering by the Company of 40,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $5.05 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “Option”) to purchase up to 6,000,000 additional shares of Common Stock (the “Option Shares”) that was exercised in full on October 25, 2024. The Shares and Option Shares were delivered against payment therefor on October 28, 2024.
The Company estimates that the net proceeds from the Offering will be approximately $221.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering, together with existing cash, cash equivalents and short-term investments, to fund certification and manufacturing efforts, prepare for commercial operations and for general working capital and other general corporate purposes.
The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-282809) which became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on October 24, 2024, a prospectus included in such registration statement, and a preliminary prospectus supplement and final prospectus supplement, filed with the SEC on October 24, 2024 and October 25, 2024, respectively.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the registration statement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated October 24, 2024, by and among Joby Aviation, Inc. and Morgan Stanley & Co. LLC and Allen & Company LLC, as representatives of the underwriters named therein.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	October 28, 2024	By:	/s/ Matthew Field
		Name:	Matthew Field
		Title:	Chief Financial Officer